UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 8, 2021 (April 8, 2021)

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (315) 738-0600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement.
On April 8, 2021, PAR Technology Corporation, a Delaware corporation (“PAR Technology”), ParTech, Inc., a New York corporation (the “Company”) and a wholly owned subsidiary of PAR Technology, and Sliver Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Punchh Inc., a Delaware corporation (“Punchh”), and Fortis Advisors LLC, a Delaware limited liability company (“Stockholder Representative”) and solely in its capacity as the initial Stockholder Representative.
Pursuant to the Merger Agreement, on April 8, 2021, Merger Sub merged with and into Punchh (the “Merger”), with Punchh surviving the Merger and becoming a wholly-owned subsidiary of PAR Technology.
In connection with the Merger, PAR Technology paid former Punchh stockholders (including holders of vested options and warrants) in the aggregate approximately (1) $390.0 million in cash (the “Cash Consideration”), and (2) 1,594,202 common shares of PAR Technology (the “Share Consideration”), in each case subject to certain adjustments (including customary adjustments for Punchh cash, debt, debt-like items, and net working capital at closing). At issuance, the shares of PAR Technology common stock comprising the Share Consideration will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or other applicable securities laws; however, pursuant to the Merger Agreement, PAR Technology has agreed to register the shares for resale under the Securities Act and other applicable securities laws.
In addition, at the closing of the Merger, PAR assumed outstanding unvested options of Punchh, which were converted into unvested options of PAR Technology. The issuance of shares of PAR Technology common stock upon the exercise of unvested options held by certain Punchh employees is subject to obtaining the approval of PAR Technology stockholders. Prior to obtaining such stockholder approval, such unvested options may, upon vesting, be exercised for a cash payment equal to the spread value of the option at the time of exercise.
The description of the Merger Agreement herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated into this Current Report on Form 8-K by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual or disclosure information about PAR Technology or the other parties to the Merger Agreement. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Merger Agreement.  The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties in the Merger Agreement and were used for the purpose of allocating risk between the parties rather than establishing matters as facts.  The Merger Agreement contains representations, warranties and covenants by the parties to the Merger Agreement, and those representations, warranties and covenants may apply standards of materiality in a way that is different from what may be viewed as material to the reader or other investors. Accordingly, investors should not rely on the representations, warranties and covenants in the Merger Agreement, or any description thereof, as characterizations of the actual state of facts or conditions.  Investors should review the Merger Agreement, or any descriptions thereof, not in isolation, but only in conjunction with the other information about PAR Technology that it includes in reports, statements and other filings it makes with the Securities and Exchange Commission (“SEC”).
Debt Financing
In connection with, and to partially fund the Cash Consideration for, the Merger, on April 8, 2021, PAR Technology entered into a Credit Agreement (the “Credit Agreement”), by and among PAR Technology, as the borrower (the “Borrower”), certain of the Borrower’s US subsidiaries, as guarantors (the “Subsidiary Guarantors”), the lenders party thereto, and Owl Rock First Lien Master Fund, L.P., as administrative agent and collateral agent.  The Credit Agreement provides for a term loan in an initial aggregate principal amount of $180.0 million (the “Credit Facility” and, the loans thereunder, the “Term Loans”).  The Credit Facility may be increased by up to $25 million, plus an additional unlimited amount subject to compliance with a first lien net annual recurring revenue leverage ratio test of 2.10 to 1.00.

The Credit Facility matures four (4) years from the date of the Credit Agreement.  The Term Loans bear interest at a rate equal to either a base rate plus a margin of 3.75%, or a Eurocurrency rate plus a margin of 4.75%, as selected by the Borrower.  Voluntary prepayments of the Term Loans, as well as certain mandatory prepayments of the Term Loans, require payment of a prepayment premium of 2.0% during the first year of the Credit Facility and 1.0% during the second and third year of the Credit Facility.
Under the Credit Agreement, the Borrower is required to maintain liquidity of at least $20 million and a first lien net annual recurring revenue leverage ratio of no greater than the level set forth in the Credit Agreement for the relevant quarter, which starts at 2.60 to 1.00 and declines over time to 1.30 to 1.00.
The Credit Facility is secured by substantially all of the assets of the Borrower and of the Subsidiary Guarantors.  The Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including covenants that restrict the ability of the Borrower and its subsidiaries to incur additional indebtedness, incur or permit to exist liens on assets, make investments and acquisitions, consolidate or merge, engage in asset sales and pay dividends.  Obligations under the Credit Agreement may be accelerated upon certain customary events of default (subject to grace or cure periods, as appropriate).
The foregoing description of the Credit Agreement and resulting Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K.
Issuance of Common Stock and Warrants
Securities Purchase Agreements

On April 8, 2021, PAR Technology entered into Securities Purchase Agreements (collectively, the “Purchase Agreements”) with each of PAR Act III, LLC (“Act III”), and certain funds and accounts advised by T. Rowe Price Associates, Inc., acting as investment adviser (such funds and accounts being collectively referred to herein as “TRP” and, collectively with Act III, the “investors”), to raise approximately $160.0 million through a private placement (the “Private Placement”) of PAR Technology common stock. Pursuant to the Purchase Agreements, PAR Technology issued and sold (i) 73,530 shares of its common stock to Act III for a gross purchase price of approximately $5.0 million ($68.00 per share), and (ii) 2,279,412 shares of common stock to TRP for a gross purchase price of approximately $155.0 million ($68.00 per share) for an aggregate of 2,352,942 shares (the “Purchased Shares”). PAR Technology also issued to Act III a warrant to purchase 500,000 shares of common stock with an exercise price of $76.50 per share (the “Warrant”). The shares and the Warrant were issued in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof.

PAR Technology used the proceeds from the sale of the Purchased Shares to fund a portion of the Cash Consideration in the Merger.

The Purchase Agreements each contain customary representations, warranties, and covenants of PAR Technology and the investors.

Registration Rights Agreements

On April 8, 2021, PAR Technology entered into separate Registration Rights Agreements (each, a “Registration Rights Agreement” and collectively, the “Registration Rights Agreements”) with each of Act III and TRP, pursuant to which, among other things, PAR Technology granted the investors certain registration rights. Under the Registration Rights Agreements, PAR Technology will be required to use its reasonable best efforts to cause the registration of the Purchased Shares of each investor and, with respect to Act III, the shares of common stock issuable upon exercise of the Warrant.

Investor Rights Agreement

On April 8, 2021, PAR Technology entered into an Investor Rights Agreement (the “IRA”) with Act III pursuant to which Act III has certain rights and obligations, including the following:

Board Appointment. Act III has the right to designate one member (the “Act III Director”) to the Board of Directors of PAR Technology (the “Board”) who was appointed at the closing of the sale of the Purchased Shares. The Board has agreed, subject to the Act III Director’s satisfaction of the independence requirements of the New York Stock Exchange listing standards, to nominate the Act III Director for reelection at its 2021 annual meeting of stockholders (the “2021 Stockholders Meeting”).

Board Observers. In the event the Act III Director is not elected to the Board at the 2021 Stockholders Meeting, Act III will have the right to designate one person (the “Primary Observer”) to serve as an observer at meetings of the Board. In addition, Act III has the right to designate one additional person (the “Voluntary Observer” and, together with the Primary Observer, the “Observers”) to serve as an observer of the Board. Act III’s right to designate the Primary Observer terminates upon the date of PAR Technology’s 2022 annual meeting of stockholders. Act III’s right to designate the Voluntary Observer terminates upon the one-year anniversary of the date of the IRA, but, if PAR Technology and Act III mutually agree, the Voluntary Observer may continue beyond the initial one-year period until such time as PAR Technology and Act III mutually agree.

Standstill. Until the earlier of the second anniversary of the date of the IRA, or at such time as Act III no longer has the right to designate the Act III Director or any Observers, subject to certain customary exceptions, Act III is prohibited from, among other things, (i) effecting a tender offer, merger or acquisition of PAR Technology, (ii) soliciting proxies or seeking a director/management change in PAR Technology, and (iii) acquiring securities, assets or indebtedness of PAR Technology in connection with any of the actions described in clauses (i) and (ii) above.

Preemptive Rights. Until the 18-month anniversary of the date of the IRA, if PAR Technology intends to issue new equity securities for cash to any person, then Act III has the right to participate in such equity offering, subject to exceptions with respect to certain excluded issuances.

Access to Information. For so long as there is an Act III Director or any Observer on the Board and subject to certain confidentiality obligations, Act III will be entitled to periodic meetings with senior management of PAR Technology and reasonably requested information.

Warrant

Concurrently with the sale of the Purchased Shares, PAR Technology issued the Warrant to Act III. Under the terms of the Warrant and subject to customary adjustments, the holder will have the right to purchase up to 500,000 shares of common stock (the “Warrant Shares”) at a purchase price of $76.50 per share; provided, that, in the case that the number of Warrant Shares, the Purchased Shares and the shares issued in connection with the Merger, in the aggregate, is more than 19.9% of the number of shares of common stock outstanding immediately prior to the closing of the sale of the Purchased Shares (the “Conversion Cap”), the Warrant may not be exercised for any Warrant Shares that are in excess of the Conversion Cap (rounded up to the nearest whole share) (the “Excess Warrant Shares”) until PAR Technology receives approval by its stockholders for the issuance of the Excess Warrant Shares. PAR Technology intends to seek stockholder approval for the issuance of Excess Warrant Shares at its 2021 Stockholders Meeting. In the event such stockholder approval is not obtained at the 2021 Stockholders Meeting or, if prior to the 2021 Stockholders Meeting, PAR Technology announces a change of control event, the Excess Warrant Shares may be exercised for a cash payment in accordance with the terms of the Warrant. The Warrant expires five years following issuance.

The foregoing descriptions of the transactions contemplated by the Purchase Agreements, Registration Rights Agreements, IRA and Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreements, attached hereto as Exhibits 10.2 and 10.3; the Registration Rights Agreements, attached hereto as Exhibits 10.4 and 10.5; the IRA, attached hereto as Exhibit 10.6; and the Warrant, attached hereto as Exhibit 10.7 and are incorporated into this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 (including the descriptions of the Merger and the Merger Agreement therein) is incorporated herein by reference.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 (including the descriptions of the Credit Facility therein) is incorporated herein by reference.
Item 3.02	Unregistered Sales of Equity Securities.

The issuance of shares of PAR Technology common stock in consideration of the Punchh common stock and the Punchh warrants, pursuant to the Merger Agreement, are being made in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof.
The issuance of the Purchased Shares and the Warrant (including the Warrant Shares) are being made in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof. The information set forth in Item 1.01 (including the descriptions of the Merger, the Merger Agreement, the Private Placement, the Purchase Agreements and the Warrant therein) is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2021, the Board of PAR Technology, upon the recommendation of its Nominating and Corporate Governance Committee, determined to increase the size of the Board from five (5) to six (6) Directors, effective as of the closing of the sale of the Purchased Shares, and, pursuant to the terms of the IRA, immediately thereafter appointed Keith E. Pascal, the Act III Director, as a Director of PAR Technology.  Pursuant to the terms of the IRA, subject to Act III’s continued designation of Mr. Pascal as the Act III Director and his satisfaction of the independence requirements of the New York Stock Exchange listing standards, the Company will nominate Mr. Pascal for reelection at its 2021 Stockholders Meeting.  Committee assignments for Mr. Pascal will be determined at a later date.  Mr. Pascal will be eligible to receive compensation for his Board and committee service consistent with that provided to all non-employee directors as generally described in PAR Technology’s definitive proxy statement for the 2020 annual meeting of stockholders filed with the SEC on April 21, 2020.
Mr. Pascal has not been a participant in any related person transactions required to be disclosed under Item 404(a) of Regulation S-K.
Item 7.01	Regulation FD Disclosure.

On April 8, 2021, PAR Technology issued a press release announcing completion of the Merger.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by this item are not being filed herewith. They will be filed with the SEC by amendment as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b)	Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. It will be filed with the SEC by amendment as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d)	Exhibits.

Exhibit No.	Exhibit Description
2.1*	Agreement and Plan of Merger, dated April 8, 2021, by and among PAR Technology Corporation, ParTech, Inc., Sliver Merger Sub Inc., Punchh Inc. and Fortis Advisors LLC.

10.1	Credit Agreement, dated April 8, 2021, by and among PAR Technology Corporation, its subsidiaries party thereto as guarantors and Owl Rock First Lien Master Fund, L.P., as administrative agent.

10.2*	Securities Purchase Agreement, dated April 8, 2021, between PAR Technology Corporation and PAR Act III, LLC.

10.3*	Securities Purchase Agreement, dated April 8, 2021, among PAR Technology Corporation and certain funds and accounts advised by T. Rowe Price Associates, Inc., acting as investment adviser.

10.4	Registration Rights Agreement, dated April 8, 2021, between PAR Technology Corporation and PAR Act III, LLC.

10.5	Registration Rights Agreement, dated April 8, 2021, among PAR Technology Corporation and certain funds and accounts advised by T. Rowe Price Associates, Inc., acting as investment adviser.

10.6	Investor Rights Agreement, dated April 8, 2021, between PAR Technology Corporation and PAR Act III, LLC.

10.7	Common Stock Purchase Warrant, dated April 8, 2021, in favor of PAR Act III, LLC.

99.1**	PAR Technology Corporation Press Release dated April 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules and exhibits to such agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.
**
The information in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements.
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act, Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical in nature, but rather are predictive of PAR Technology’s future operations, financial condition, business strategies and prospects.  Forward-looking statements are generally identified by words such as “anticipate”, “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectations and assumptions as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategies, that are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including potential business uncertainties relating to the Merger, disruptions to PAR Technology’s business and operational relationships, PAR Technology’s ability to achieve anticipated synergies, and the anticipated costs, timing and complexity of integration.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in PAR Technology’s Annual Report on Form 10-K for the year ended December 31, 2020 and PAR Technology’s other filings with the SEC.  PAR Technology undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: April 8, 2021	/s/Bryan A. Menar
Bryan A. Menar
Chief Financial and Accounting Officer
(Principal Financial Officer)